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                                  EXHIBIT 10.1

                         RESTRUCTURING ADVISOR AGREEMENT

                                  See attached.

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EXECUTION COPY


March 29, 2001


Mr. Gerald N. Agranoff
Chairman of the Board of Directors
Atlantic Gulf Communities Corp.
13790 NW 4th Street, Suite 113
Sunrise, FL 33325


Re: Consulting Services


Dear Mr. Agranoff:

This letter agreement outlines the understanding between Ahern & Partners Advisors Co., Inc., a Connecticut corporation ("A&P ADVISORS") and Atlantic Gulf Communities Corp., a Delaware corporation (the "Company") of the objectives, tasks, work product and fees for the engagement of A&P ADVISORS to provide consulting services to the Company.


                                   OBJECTIVES

To serve as the office of the Chief Restructuring Officer for the Company, reporting to the Board of Directors ("BOD"), and subject to the authority and direction of the BOD, and to direct the Company's reorganization with an objective of completing a plan of reorganization, improving operations, working capital controls, and working directly with the Company's constituencies to facilitate asset divestitures as necessary. The objectives of the Chief Executive Officer are set forth in the letter agreement attached hereto as Annex A and made a part hereof.

                                      TASKS

o Perform the functions and duties of the office of Chief Restructuring Officer of the Company as directed by the Board of Directors.

o Manage the Company's restructuring efforts, including negotiating with parties in interest, under the direction of the BOD, and disseminating information consistent with and fulfilling reporting requirements set forth in the defaulted loan agreements of the Company and its subsidiaries.
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March 29, 2001
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o    Assist in the expedited development of an operating business plan to be used in managing the Company for the current year.

o Recommend and implement, as authorized, cost savings consistent with the business plan.

o Assist in overseeing financial performance in conformity with the Company's business plan.

o Assist with the preparation of the regular reports required by the Bankruptcy Court as well as providing assistance in such areas as testimony before the Bankruptcy Court on matters that are within our areas of expertise.

o Assist the Company in obtaining financing, debtor-in-possession financing and exit financing to the extent necessary.

o Review and examine the acts, conduct, assets, liabilities and financial condition of the Company and the operation of the Company's business in accordance with its best interests.

o    Assist in developing the Company's plan of reorganization.

o Assist with such other matters as may be mutually agreed that fall within our expertise.


                                  WORK PRODUCT

Our work product will be in the form of:

o    Information to be discussed with you and others, as you may direct.

o Written reports and analysis worksheets to support our suggestions as we deem necessary or as you may request.


                                    STAFFING

Patrick Ahern will serve as the engagement principal and will direct the office of Chief Restructuring Officer of the Company. A&P ADVISORS agrees to cause Mr. Ahern to serve as Chief Executive Officer of the Company and to comply with the obligations set forth in the letter agreement attached hereto as
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March 29, 2001
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Annex A (the "CEO Letter"). The office will be assisted by experienced consultants at various levels, all of whom have a wide range of skills and abilities related to this type of assignment. In addition, we have relationships with and periodically retain independent contractors with specialized skills and abilities to assist us and who will be compensated under the Monthly Fees and/or Additional Fees (as such terms are defined below), as applicable. We may, in our business judgment, require the services of such independent contractors and would seek to retain such professionals with the consent of the BOD.


                                FEES AND EXPENSES

It is agreed that the Company will promptly apply to the Bankruptcy Court upon filing of a petition to obtain any necessary ongoing approval for our retention.

INITIAL PAYMENT.

A payment of $75,000 will be due and payable upon execution of this Agreement.

MONTHLY FEES.

This engagement will be staffed with professionals at various levels, as the tasks require. For purposes of monthly billings, our fees will be $50,000 per month or part thereof (the "Monthly Fee"), payable in advance, due on the 1st of each month, beginning on April 1, 2001.

ADDITIONAL FEES.

Upon mutual agreement of the parties hereto, the services of other professionals, including, but not limited to, accountants, appraisers and attorneys, may be required or desirable. Should the services of these additional professionals be required and requested or approved by the BOD, the related charges shall be in addition to the Monthly Fee payable to A&P ADVISORS (the "Additional Fees").

CASH EXPENSES.

In addition to the fees set forth above, the Company shall pay directly or reimburse A&P ADVISORS upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with this engagement, including, but not limited to, all reasonable legal expenses, travel, lodging, postage, telephone and facsimile charges.
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March 29, 2001
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It is intended by the parties hereto that all amounts due A&P ADVISORS pursuant to this Agreement, but remaining outstanding at any time postpetition shall be in the nature of a claim for administrative expenses under 11 U.S.C. sections 503(b)(1) and 507(a)(1).

                              SUBSEQUENT AGREEMENT

The Company and A&P Corporate Advisors, Inc. ("A&P CORPORATE") (an affiliate of A&P ADVISORS) each hereby agree to execute a separate agreement (the "Asset Management Agreement"), upon terms and conditions reasonably satisfactory to the parties herein, with respect to A&P CORPORATE providing Asset Management services to the successor to the Company following consummation of the plan of reorganization of the Company.

                           RELATIONSHIP OF THE PARTIES

The parties intend that an independent contractor relationship will be created by this Agreement. Except as otherwise set forth herein in respect of indemnification provisions, neither A&P ADVISORS nor its professionals are to be considered an employee or agent of the Company and the employees, affiliates and agents of A&P ADVISORS are not entitled to any of the benefits that the Company provides for the Company's employees.

The Company also agrees not to solicit, recruit or hire any employees or agents of A&P ADVISORS for a period of two years subsequent to the completion and/or termination of this Agreement without the prior written consent of A&P ADVISORS.


                                 CONFIDENTIALITY

A&P ADVISORS agrees to keep confidential all information obtained from the Company. A&P ADVISORS agrees that neither it nor its directors, officers, principals, employees, agents or attorneys will disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company or any affiliate thereof which is either non-public, confidential or proprietary in nature ("Information") which it obtains or is given access to during the performance of the services provided hereunder. A&P
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March 29, 2001
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ADVISORS may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder. In addition, A&P ADVISORS will have the right to disclose to others in the normal course of business its involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

The Company acknowledges that all advice (written or oral) given by A&P ADVISORS to the Company in connection with A&P ADVISORS' engagement is intended solely for the benefit and use of the Company (limited to its management and the BOD) in considering the transactions to which it relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks and programs referred to herein, conducting the Company's operations, or in discussions with the Company's lenders, shareholders or debt holders, without A&P ADVISORS' prior approval (which shall not be unreasonably withheld) except as required by law. The provisions and obligations of this confidentiality section of this Agreement shall survive the termination of the engagement.


                           FRAMEWORK OF THE ENGAGEMENT

The Company acknowledges that it is hiring A&P ADVISORS purely to assist and advise the Company in business planning and restructuring. A&P ADVISORS's engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, the SCCS, or other state and national professional or governmental entities.


                           INDEMNIFICATION OF OFFICERS

The Company agrees to indemnify A & P ADVISORS, its officers, directors, shareholders, employees, agents and representatives (collectively, the "A&P Indemnitees") from and against any and all claims, liabilities, losses, damages and reasonable expenses (including reasonable fees and
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March 29, 2001
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disbursements of counsel) (collectively, the Indemnification Costs") that may be incurred by the A&P Indemnitees in any way arising out of the activities undertaken by A&P ADVISORS pursuant to this Agreement; provided, however, that the Company shall not be liable for any Indemnification Costs arising out of the gross negligence or willful misconduct of the A&P Indemnitees or out of any breach by the A&P Indemnitees of the obligations of A & P ADVISORS set forth in this Agreement.

The Company further agrees that it will (i) maintain adequate coverage (in an amount not less than $10 million after reserving for any existing or threatened claims as of the date hereof (the "Coverage Amount")) under the Company's policy for directors' and officers' insurance and (ii) use its best efforts to include and cover any A&P ADVISORS' representatives under such policy. In the event that
(a) the Company is unable to include A&P ADVISORS' representatives under the Company's policy or (b) the available coverage under the policy is less than the Coverage Amount, it is agreed that A&P ADVISORS shall have the right to purchase a separate directors' and officers' policy that will cover A&P Indemnitees only and that the cost of same shall be invoiced to the Company as an out-of-pocket cash expense. If A&P ADVISORS is unable to purchase such directors' and officers' insurance then A&P ADVISORS reserves the right to terminate this Agreement, subject to the termination provisions below.

In addition, the A&P Indemnitees shall be reimbursed for all actual expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim. In no event shall the A&P Indemnitees be subject to any loss greater than the actual compensation received in this matter. If, at the request of the Company or pursuant to any subpoena, deposition notice or other form of discovery requested by any third party, any of the A&P Indemnitees appears as a witness, is deposed or otherwise involved in the defense of any action against the Company, its officers, the BOD, or any A&P Indemnitee, (i) with respect to each day that one of the A&P Indemnitees appears as a witness or is deposed and/or (ii) with respect to each day that one of the A&P Indemnitees is involved in the preparation therefor, A&P ADVISORS shall be entitled to: (a) payment equal to such A&P Indemnitee's then currently applicable hourly rate multiplied by the number of hours actually spent by each professional in connection with such proceeding, (b) all reasonable expenses incurred by such A&P Indemnitee pursuant to such person's involvement in any such action and (c) all reasonable legal costs and expenses incurred by the A&P Indemnitee.
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March 29, 2001
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Notwithstanding the foregoing, in the event that any A&P Indemnitee is involved in the defense of any action against any A&P Indemnitee and the result of the action is the court of final jurisdiction finding that such A&P Indemnitee engaged in willful misconduct, gross negligence or breach of this Agreement, then any and all payments received by any A&P Indemnitee for time spent or reimbursement of legal and other expenses will be returned to the indemnifying entity.


                            TERMINATION AND SURVIVAL

The term of this Agreement shall commence from the date of execution of this Agreement. A&P ADVISORS may resign at any time and the Company may terminate A&P ADVISORS' services at any time, each by giving 90 days prior written notice to the other and to the Company. If terminated by the Company for any reason whatsoever other than the gross negligence or willful misconduct of A&P ADVISORS, A&P ADVISORS will be entitled to payment of all charges due under this Agreement at the time of the termination, plus a payment equal to 3 times the Monthly Fee. Such payment obligation shall inure to the benefit of any successor or assignee of A&P ADVISORS. If terminated by A&P ADVISORS for any reason whatsoever other than a breach of this Agreement by the Company, A&P ADVISORS shall reimburse the Company for any part of an advance of the Monthly Fee paid to A&P ADVISORS for services to be rendered after the date of such termination.

The obligations of the parties under the Indemnification of Officers and Confidentiality sections of this Agreement shall survive the termination of the agreement as well as the other sections of this Agreement which expressly provide that they shall survive termination of this Agreement.


                                  GOVERNING LAW

This agreement is governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be performed entirely therein and without regard to choice of law or principles thereof.

If any dispute arises between the parties hereto, including any dispute with respect to this Agreement, its interpretation, performance or breach, and the parties are unable to agree on a mutually satisfactory resolution with 30 days, either party may require the matter to be settled by binding arbitration. If such
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March 29, 2001
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arbitration shall occur, it shall be in New York. The Parties shall attempt for two weeks to agree on a single arbitrator. If that effort shall fail, each party shall appoint one arbitrator. The two arbitrators so chosen shall attempt for two weeks to select a third. If they are unable to agree, the American Arbitration Association in New York City shall choose the third. The arbitration shall occur using the rules and procedures of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and non-appealable.


                            CONFLICTS AND DISCLOSURES

We know of no fact or situation that would represent a conflict of interest for us with regard to the Company. However, we do wish to make the following disclosures:

An affiliated company, A&P Corporate Advisors, Inc. was formerly an advisor to Anglo American Financial, General Motors Employees Global Group Pension Trust, by Magten Asset Management Corp., its agent and attorney-in-fact, and Los Angeles Fire and Police Pension System, by Magten Asset Management Corp., its agent and attorney-in-fact (together, the term loan lenders, "TLL") and is the advisor to a creditors' committee in a non-related bankruptcy case wherein one or more of the members of TLL or their agents are members of the committee.

While we are not currently aware of any other relationships that connect us to any party in interest, because A&P ADVISORS is a consulting firm that serves clients on a national basis in numerous cases, both in and out of court, it is possible that A&P ADVISORS may have rendered services to or have business associations with other entities which had or have relationships with the Company, including creditors of the Company. A&P ADVISORS has not and will not represent the interests of any of these aforementioned involving the Company.


                                  SEVERABILITY

If any portion of this Agreement shall be determined to be invalid or unenforceable, we each agree that the remainder shall be valid and enforceable to the maximum extent possible.
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                                ENTIRE AGREEMENT

All of the above contains the entire understanding of the parties relating to the services to be rendered by A&P ADVISORS and may not be amended or modified in any respect except in writing signed by the parties. A&P ADVISORS will not be responsible for performing any services not specifically described in this Agreement (including any and all annexes hereto) or in a subsequent writing signed by the parties.


                                     NOTICES

All notices required or permitted to be delivered under this Agreement shall be sent, if to A&P ADVISORS, to the address set forth at the head of this letter to the attention of Mr. Patrick M. Ahern, if to the Term Loan Lenders, to the address for each set forth above, with a copy to Emanuel C. Grillo, Esq. at Torys, 237 Park Avenue, New York, New York 10017 and if to the Company, to the address for it set forth above to the attention of its General Counsel, with a copy to Mitch Seider, Esq. at Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

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If these terms meet with your approval, please sign and return the enclosed copy of this proposal. This agreement may be executed in counterparts which, when taken together, constitute one and the same agreement.

We look forward to working with you.

Sincerely yours,

AHERN & PARTNERS ADVISORS CO., INC.

By: /s/ Patrick M. Ahern
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    Patrick M. Ahern

Gentlemen:

The foregoing agreement is acknowledged and agreed to by:

ATLANTIC GULF COMMUNITIES CORP.

By: /s/ Gerald N. Agranoff
    ------------------------------
Name: Gerald N. Agranoff
      ----------------------------
Title:
      ----------------------------
Dated:
      ----------------------------


cc: Term Loan Lenders:

Robert J. Capozzi
MagTen Asset Management
35 East 21st Street
New York, NY 100110

Robin Rodriguez
Anglo American Financial
675 Berkmar Court
Charlottesville, VA 22901